U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 6, 2012

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Commission File No. 000-53727
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UNITED MINES INC.
(Name of small business issuer as specified in its charter)

Arizona	83-0452269
State of Incorporation	IRS Employer Identification No.

7301 East 22nd Street, Suite 6W, Tucson, AZ  85710
 (Formerly 11924 North Centaurus Place, Oro Valley, AZ  85737)
(Address of principal executive offices)

 (520) 777-7130
(Formerly 520-742-3111)
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 12, 2012, Mr. Glenn E. Martin and Ms. Nicole M. Breen were removed as Officers of United Mines, Inc. (the “Corporation”) in accordance with Arizona Revised Statutes §10-843(b) (“a Board of Directors can remove any Director or officers with or without cause”) and also in accordance with the By-Laws of the Corporation.

Item 8.01	Other Events.

On July 5, 2012, United Mines, Inc., and the independent members of the Board of Directors (Lawrence G. Dykers, Glynn Burkhardt, Robert Metz, and Roger McCaslin), as well as three (3) other shareholders of United Mines, Inc., filed an action again Glenn E. Martin, Nicole M. Breen, and GEM Management Group, LLC in the Superior Court of the State of Arizona, Case No. CV2012-054366.  In that case, the Plaintiffs seek damages for Federal and State Racketeering, Common Law Fraud, and Breach of Fiduciary Duty, among other causes of action.  The Plaintiffs also seeks Injunctive Relief in that case.

On July 5, 2012, the Court entered an Order enjoining Defendants Glenn E. Martin, Nicole M. Breen, and GEM Management Group, LLC, from taking certain actions, including the with transportation of hazardous material in any manner other than what is strictly consistent and in compliance with State and/or Federal laws.  The Court also enjoined Defendants Martin, Breen and GEM Management from destroying any business and/or financial records of United Mines.

Item 9.01	Financial Statements and Exhibits.

99.01   Complaint filed in Superior Court.
99.02   Court’s Order.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant Date: July 10, 2012	United Mines, Inc. By: /s/ Lawrence Dykers
Lawrence Dykers
Chief Executive Officer, President